March 7, 2008


Total Luxury Group, Inc.
11900 Biscayne Blvd Suite #620
Miami, Florida  33181
Attn: CFO

                Re: Consulting Agreement Between Southridge Investment Group and
                    Total Luxury Group, Inc.

Gentlemen:

     Southridge Investment Group LLC ("Southridge") is pleased to submit this letter of engagement (the "Agreement") setting forth the terms and conditions whereby Southridge will act as placement agent for Total Luxury Group, Inc. (together with any affiliates the "Company"), in advising, the Company in it's efforts to acquire certain shareholder blocks of the common stock and preferred stock (the "Acquisition") of Petals Decorative Accents Inc. ("Petals") and in raising additional capital to financing the Company's ongoing operations.


I.   Services To Be Provided

     Southridge will endeavor, on a best-efforts basis, to assist the Company in the Acquisition. During the term of the Agreement, Southridge will be prepared, at the request of the Company, to:

          A.   Advise  the  Company  as  to  the   structure  and  form  of  the
               Acquisition;

          B. Assist the Company in the preparation of materials (collectively "Documents") that include select business and financial information about the Company, due diligence information and materials necessary for the Acquisition; and

          C. Other services as contemplated or as may be deemed appropriate in connection with the Acquisition.

     The Company hereby grants Southridge the sole and exclusive right and authority to perform the above mentioned services. In order that the Company and Southridge can best coordinate efforts to effect a commitment satisfactory to the Company during the term of this Agreement, the Company agrees to coordinate all significant discussions' relating to the Acquisition only through Southridge.



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Total Luxury Group, Inc.
March 7, 2008
Page 2


II.  Terms and Conditions

          A. Authority. The Company represents and warrants that the Company is in all respects qualified and authorized to undertake all actions contemplated herein. Southridge is not responsible for the qualifications of the Company, the vesting or quality of title or any other matters affecting the consummation of the Acquisition.

          B. Performance of Services. The Company and Southridge expressly agree and understand that Southridge's services have been fully performed as outlined herein, and the Company shall pay Southridge compensation as outlined herein, upon closing of the Acquisition.

          C. Additional Financial Services. The Company and Southridge agree that Southridge shall also provide general financial advisory, consulting and investment banking services in connection with identifying, assessing, evaluating, and if appropriate, executing possible financing, refinancing or other transactions to assist the Company in raising capital (each, a "Financing Transaction").

          D. Company Information. The Company represents and warrants that all information (a) made available to Southridge or its designer by the Company or (b) contained in the Documents will, at all times during the period of the engagement of Southridge hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided to Southridge or contained in the Documents will have been prepared in good faith and will be based on assumptions that, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Southridge will be using and relying on such information (and additional information available from public or other sources) without independent verification, that Southridge will not assume responsibility for the accuracy or completeness of such information (included in the Documents or otherwise), and that Southridge will not undertake to make an independent appraisal of any of the assets of the Company or any of its subsidiaries.

          E. Indemnification. The attached indemnity on Appendix A hereto is included herein by reference.


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Total Luxury Group, Inc.
March 7, 2008
Page 3


III. Compensation/Payment For Services

     As compensation for Southridge's services, the Company will pay, or cause to be paid, the following fees to Southridge:

          A. Compensation to Southridge with respect to the Acquisition: In connection with the Acquisition, Southridge shall be entitled to a fee of two million dollars ($2,000,000), payable in the form of an unsecured convertible promissory note ("Note"), junior to all securities of the Company other than its common stock. The Note shall be convertible into common stock of the Company at $0.04 per share, subject to the superior conversion rights of the holders of the Senior Secured 9% Convertible Promissory Note (as defined in the Stock Purchase Agreement dated as of the date hereof between the Company and Accelerant Partners LLC) and the Junior Unsecured 9% Convertible Promissory Note (as defined in the Stock Purchase Agreement dated as of the date hereof between the Company and the Sellers listed thereto).

          B. Compensation to Southridge with respect to the Additional Services set forth in Section II.C. above: In connection with each future Financial Transaction, Southridge shall be entitled to a fee equal to 10% of the aggregate value received by the Company in excess of $1,000,000, payable in the same form as the securities issued in connection with such Financial Transaction, on the same terms over the same period as the securities issued to the investors in such Financial Transaction.

          C. Expenses. In addition to the fees described in Sections III.A. and III.B. above, and whether or not the Acquisition or a Financial Transaction is completed, the Company will pay all of the Southridge's reasonable out-of-pocket expenses related thereto, including travel for trips, FedEx and other mailing charges, long distance telephone calls, and other incremental costs incurred, including pre-approved fees and counsel.

IV.  Miscellaneous

          A. Term. This Agreement will become effective on the date of its acceptance by the Company (the "Effective Date") and will continue thereafter for a period of 12 months. This Agreement will thereafter be automatically extended for successive 90-day periods unless, prior to the expiration of the initial or any succeeding 90-day term, either the Company or Southridge gives written notice to the other of its desire to terminate the
               Agreement. It is expressly agreed that the provisions of paragraphs IV-B, IV-C, IV-G, and IV-H of this Agreement shall survive any expiration or termination of this Agreement.


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Total Luxury Group, Inc.
March 7, 2008
Page 4


          B. Nature of Engagement. Southridge is being retained to serve as an agent solely to the Company, and the engagement of Southridge shall not be deemed to be on behalf of and is not intended to confer rights or benefits on any shareholder or creditor of the Company or its subsidiaries or on any other person. Unless expressly agreed to in writing by Southridge, no one other than the Company is authorized to rely on this engagement of Southridge or any statements, conduct or advice of Southridge. No opinion or advice of Southridge shall be used for any other purpose or reproduced, disseminated, quoted, or referred to at any time, in any manner or for any purpose, nor shall any public or other references to Southridge (or to such opinions or advice) be made without the express prior written consent of Southridge,
               which   consent   shall   not  be   unreasonably   withheld.

          C. Announcements. The Company agrees that following the closing of the Acquisition, Southridge has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company hereunder;
               provided that Southridge will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld.

          D. Parties. This Agreement shall be binding on the parties and their successors and assigns.

          E. Modifications and Amendments. The Agreement represents (including the attached indemnity) the entire understanding between the Company and Southridge with respect to the Acquisition, and all prior discussions are merged herein. It is understood that Southridge's obligations under this Agreement are to use its best efforts throughout the period for which it acts as the Company's exclusive agent as described herein. Southridge's engagement is not intended to provide the Company or any other person or entity with any assurances that any transaction will be consummated.

          G. Arbitration. Any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby shall be settled by arbitration in the City of New York, State of New York, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators. Any award entered by the arbitrators shall be final, binding, and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses' relating to the conduct of the arbitration shall by paid by the Company.


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Total Luxury Group, Inc.
March 7, 2008
Page 5


          H. Amendments. This Agreement may not be amended or modified except pursuant to a writing signed by all parties and shall be governed by and construed in accordance with the laws of New York State.

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Total Luxury Group, Inc.
March 7, 2008
Page 6


     If the foregoing correctly sets forth the entire understanding and agreement between Southridge and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us no later than March 7, 2008, whereupon this letter shall constitute a binding agreement between us as of the date first above written.


                                                 SOUTHRIDGE INVESTMENT GROUP LLC


                                                 By:____________________________

AGREED:

TOTAL LUXURY GROUP, INC.


By:   ________________________
      Title


      ________________________
      Date

                                   APPENDIX A

                           Indemnification Provisions
                           --------------------------



     In  connection  with the  engagement  of  Southridge  Investment  Group LLC
("SIG") by Total Luxury Group, Inc. (the "Company") pursuant to a letter agreement dated _______, 2008, between the Company and SIG, as it may be amended from time to time (the "Letter Agreement"), the Company hereby agrees as follows:

     1. In connection with or arising out of or relating to the engagement of SIG under the Letter Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Letter Agreement, the Company agrees to reimburse SIG, its affiliates and their respective directors, officers, employees, agents, and controlling persons (each an "Indemnified Party") promptly on demand for expenses (including fees and expenses of legal counsel) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim, or any litigation, proceeding, or other action in respect thereof. The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, and liabilities -- joint or several -- to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened), to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this sentence in respect of any loss, claim, damage, or liability to the extent that a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such loss, claim, damage, or liability resulted primarily and directly from the willful misfeasance or gross negligence of such Indemnified Party.

     2. An Indemnified Party shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any such litigation, proceeding, or other action. The Company shall pay the fees and expenses of such legal counsel, and such legal counsel to the fullest extent consistent with its professional responsibilities cooperate with the Company and any legal counsel designated by the Company. The Company agrees to consult in advance with SIG with respect to the terms of any proposed waiver, release, or settlement of any claim, liability, proceeding, or other action against the Company to which any Indemnified Party may also be subject, and to use its best efforts to afford SIG and/or any such Indemnified Party the opportunity to join in such waiver, release, or settlement.

          If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Company of the commencement of any litigation, proceeding, or other action in respect thereof; provided, however, that the failure to notify the Company shall not relieve the Company from any liability or obligation that it may have under this paragraph or otherwise to such Indemnified Party. Following such notification, the Company may elect in writing to


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Total Luxury Group, Inc.
March 7, 2008
Page 8


          assume the defense of such litigation, proceeding, or other action (and the costs related thereto) and, on such election, the Company shall not be liable for any legal costs subsequently incurred by such Indemnified Party (other than costs of investigation or the production of documents or witnesses) unless (i) the Company has failed to provide legal counsel reasonably satisfactory to such Indemnified Party in a timely manner or (ii) such Indemnified Party shall have reasonably concluded that (A) the representation of such Indemnified Party by legal counsel selected by the Company would be inappropriate due to actual or potential conflicts of interest or (B) there may be legal defenses available to such Indemnified Party that are different from additional to those available to the Company or any other Indemnified Party represented by such legal counsel.

     3. In the event that the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party's losses, claims, damages, and liabilities as to which the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient (i) in such proportion as appropriately reflects the relative benefits received by the Company, on the one hand, and SIG, on the other hand, in connection with the matters as to which such losses, claims, damages, or liabilities relate, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and SIG on the other hand, as well as any other equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding, or other action or claim. Notwithstanding the provisions hereof, SIG's share of the liability hereunder shall not be in excess of the amount of fees actually received by SIG under the Letter Agreement (excluding any amounts received as reimbursement of expenses incurred by SIG).

     4. It is understood and agreed that, in connection with SIG's engagement by the Company, SIG may also be engaged to act for the Company in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under the Letter Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages SIG to act as a dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish an opinion letter (other than as indicated in the Letter Agreement), such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed on.

     5. These indemnification provisions shall remain in full force and effect whether or not any of the transactions contemplated by the Letter Agreement are consummated and shall survive the expiration of the period of the Letter Agreement, and shall be in addition to any


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Total Luxury Group, Inc.
March 7, 2008
Page 9

          liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise. It is further agreed that no Indemnified Party (including SIG) shall be liable to the Company or any affiliate of the Company in connection with any matter arising out of or relating to the engagement of SIG under the Letter Agreement, or any actions taken or omitted, services performed or maters contemplated by or in connection with the Letter Agreement, expect to the extent that a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such liability resulted solely from the willful misfeasance or gross negligence of such Indemnified Party.


                                      SOUTHRIDGE INVESTMENT GROUP LLC


                                      By: _____________________________________
                                                 Managing Director


                                      Date: ___________________________________


TOTAL LUXURY GROUP, INC.



By: _______________________________



Date: _____________________________